UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 14, 2015, SolarCity Corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into a ninth amendment (“Amendment No. 9”) to that certain Amended and Restated Credit Agreement, dated November 1, 2013, among the Company, the Administrative Agent and the Lenders, and as previously amended (the “Credit Facility”). Amendment No. 9 amends the Credit Facility to, among other things, allow for the increase of the maximum size of the Credit Facility to $500 million and extend the maturity date of the Credit Facility to December 31, 2017. In addition, the Company has secured an additional $65 million in commitments under the Credit Facility from two new banks, increasing the current commitment of the Lenders to $398.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: December 15, 2015		Chief Financial Officer